Exhibit 99.1

Cactus Announces Fourth Quarter and Full Year 2018 Results

HOUSTON – March 6, 2019 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the fourth quarter and full year 2018.

Fourth Quarter 2018 Highlights

•	Reported revenues of $139.8 million;
•	Generated income from operations of $43.9 million;
•	Reported net income of $38.7 million and net income, as adjusted(1) of $33.8 million;
•	Reported diluted earnings per Class A share of $0.44 and diluted earnings per share, as adjusted(1) of $0.45;
•	Generated Adjusted EBITDA(2) and related margin(3) of $53.5 million and 38.3%, respectively; and
•	Generated cash flow from operations during the fourth quarter of 2018 of $44.8 million.

Financial Summary

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(in thousands)			(in thousands)
Revenues	$139,824	$150,658	$104,784	$544,135	$341,191
Income from operations	$43,864	$52,133	$28,737	$177,701	$88,863
Operating income margin	31.4%	34.6%	27.4%	32.7%	26.0%
Net income	$38,683	$43,648	$22,814	$150,281	$66,547
Net income, as adjusted (1)	$33,827	$39,157	n/a	$133,739	n/a
Adjusted EBITDA (2)	$53,508	$61,261	$35,032	$212,558	$112,134
Adjusted EBITDA margin (3)	38.3%	40.7%	33.4%	39.1%	32.9%

(1)

Net income, as adjusted and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in Cactus Wellhead, LLC (“Cactus LLC”), its operating subsidiary, at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Additional information regarding net income, as adjusted and diluted earnings per share, as adjusted and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.

(2)	Adjusted EBITDA is a non-GAAP financial measure. See definition of Adjusted EBITDA and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)	The percentage of Adjusted EBITDA to Revenues.

Full Year 2018 Highlights

•	Reported revenues of $544.1 million, up 59.5% year-over-year;
•	Generated income from operations of $177.7 million; up 100.0% year-over-year;
•	Reported net income of $150.3 million; and
•	Generated Adjusted EBITDA(2) and related margin(3) of $212.6 million and 39.1%, up 89.6% year-over-year and 620 basis points, respectively.

Scott Bender, President and CEO of Cactus, commented, “2018 was a tremendous year for Cactus. Our profitability during the fourth quarter was generally consistent with our expectations despite the dramatic decline in oil prices throughout the fourth quarter,  and we were pleased with the resiliency demonstrated by our business. Drilling related activity showed a slight increase, while completions related revenue declined more than anticipated as customers deferred activity due to budget exhaustion.  The overall margin profile of our business remained strong notwithstanding the more pronounced than usual seasonal slowdown in our Field Service and Other business.

“Despite pulling forward both capital spending and additions to inventory prior to year-end due to concerns over tariffs, the fourth quarter and full year 2018 highlighted our ability to generate significant free cash flow and attractive returns on capital.

“Although the market is anticipating a pullback in the U.S. rig count in 2019, we believe the strength of our customer base will moderate the impact of a potential decline in drilling related activity.  For the first quarter of 2019, we currently anticipate that revenue across all our business lines will increase relative to the fourth quarter of 2018 based on the rebound in activity we have seen during the first two months of the year.

Mr. Bender concluded, “We continue to make progress toward the commercialization of our new frac innovations, many of which have been successfully trialed in the field with customers. Initial adoption has been encouraging, and we expect investments in these offerings will drive further growth in our Rental business in the second half of 2019. Such growth initiatives will be pursued at levels consistent with and supportive of our attractive return on capital profile.”

Revenue Categories

Product

	Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
	(in thousands)
Product revenue	$78,901	$79,388	$57,128
Gross profit	$33,123	$32,572	$19,662
Gross margin	42.0%	41.0%	34.4%

Fourth quarter 2018 product revenue decreased $0.5 million, or 0.6%, sequentially, as lower sales of production related equipment more than offset an increase in sales of wellhead equipment.  Gross profit increased $0.6 million sequentially with margins improving 100 basis points primarily due to product mix and more favorable supply chain execution.  Cactus’ estimated market share(4) was 27.8%  in the fourth quarter of 2018  compared to 27.4% during the third quarter of 2018.

Rental

	Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
	(in thousands)
Rental revenue	$31,194	$38,135	$24,490
Gross profit	$17,656	$22,786	$12,144
Gross margin	56.6%	59.8%	49.6%

Fourth quarter 2018 rental revenue decreased $6.9 million, or 18.2%, sequentially, as budget exhaustion and the steep decline in oil prices during the quarter led to reduced customer completion activity. Gross profit decreased $5.1 million sequentially with gross profit margins down 320 basis points, primarily due to depreciation expense representing a higher proportion of revenue than during the previous quarter.

Field Service and Other

	Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
	(in thousands)
Field service and other revenue	$29,729	$33,135	$23,166
Gross profit	$3,598	$7,826	$3,575
Gross margin	12.1%	23.6%	15.4%

Fourth quarter 2018 field service and other revenue decreased $3.4 million, or 10.3%, sequentially,  as lower completion activity coupled with fourth quarter seasonality drove a decline in associated billable hours and ancillary services.  Gross profit decreased $4.2 million sequentially due to lower labor utilization during the quarter.

Selling, General and Administrative Expenses (“SG&A”)

SG&A for fourth quarter 2018 was $10.5 million (7.5% of revenues), compared to $11.1 million (7.3% of revenues) for third quarter 2018 and  $6.6 million  (6.3% of revenues) for fourth quarter 2017. The sequential decrease is primarily related to lower professional and legal fees.

Liquidity and Capital Expenditures

As of December 31, 2018, the Company had $70.8 million of cash on hand, no bank debt outstanding and the full  $75.0 million of capacity available under the Company’s revolving credit facility. Operating cash flow was  $44.8 million for fourth quarter 2018 and  $167.2 million for 2018,  reflecting strong operating results.

Net capital expenditures for fourth quarter 2018 were $13.7 million, driven largely by additions to the Company’s fleet of rental assets. Net capital expenditures for 2018 were $68.2 million.

For the full year 2019, the Company expects capital expenditures to be in the range of $60 to $65 million.

Other Items

As of December 31, 2018, Cactus had 37,653,630 shares of Class A common stock outstanding (representing 50.3% of the total voting power) and 37,236,142 shares of Class B common stock outstanding (representing 49.7% of the total voting power).

Conference Call Details

The Company will host a conference call to discuss financial and operational results tomorrow, Thursday, March 7, 2019 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Institutional investors and analysts may participate by dialing (866)  670-2203.  International parties may dial (630)  489-9861.  The access code is 6693617. Please access the webcast or dial in for the call at least 10 minutes ahead of start time to ensure a proper connection.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.

About Cactus, Inc.

Cactus designs, manufactures, sells and rents a range of highly engineered wellhead and pressure control equipment. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers' wells. In addition, it provides field services for all its products and rental items to assist with the installation, maintenance and handling of the wellhead and pressure control equipment. Cactus operates 15 service centers in the United States, which are strategically located in the key oil and gas producing regions, including the Permian, SCOOP/STACK, Marcellus, Utica, Eagle Ford and Bakken, among other areas, and one service center in Eastern Australia.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “potential,” “will,” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed.  When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement.

Cactus, Inc.
John Fitzgerald, 713-904-4655
Director of Corporate Development and Investor Relations
IR@CactusWHD.com

Source: Cactus, Inc.

Cactus, Inc.

Condensed Consolidated Statements of Income

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(in thousands, except per share data)
Revenues
Product revenue	$78,901	$57,128	$290,496	$189,091
Rental revenue	31,194	24,490	133,418	77,469
Field service and other revenue	29,729	23,166	120,221	74,631
Total revenues	139,824	104,784	544,135	341,191

Costs and expenses
Cost of product revenue	45,778	37,466	174,675	124,030
Cost of rental revenue	13,538	12,346	55,015	40,519
Cost of field service and other revenue	26,131	19,591	96,215	60,602
Selling, general and administrative expenses	10,513	6,644	40,529	27,177
Total costs and expenses	95,960	76,047	366,434	252,328
Income from operations	43,864	28,737	177,701	88,863

Interest expense, net	(225)	(5,316)	(3,595)	(20,767)
Other income (expense), net	-	-	(4,305)	-
Income before income taxes	43,639	23,421	169,801	68,096
Income tax expense (a)	4,956	607	19,520	1,549
Net income	$38,683	$22,814	$150,281	$66,547

Pre-IPO net income	$-	$22,814	$13,648	$66,547
Post-IPO net income	$38,683	$-	$136,633	$-

Components of post-IPO net income:
Net income attributable to non-controlling interest	$21,759	n/a	$84,950	n/a
Net income attributable to Cactus Inc.	$16,924	n/a	$51,683	n/a

Earnings per Class A share - basic	$0.45	n/a	$1.60	n/a
Earnings per Class A share - diluted (b)	$0.44	n/a	$1.58	n/a

Weighted average shares outstanding - basic	37,650	n/a	32,329	n/a
Weighted average shares outstanding - diluted (b)	38,081	n/a	32,695	n/a

(a)

Cactus has historically not been subject to U.S. federal income tax at an entity level.  Subsequent to the IPO, which occurred on February 12, 2018, Cactus, Inc. incurs federal and state income tax on its share of income from Cactus LLC.

(b)	Dilution excludes 37.2 million and 42.6 million shares of Class B common stock for the three and twelve months ended December 31, 2018, respectively, as the effect would be anti-dilutive.

Cactus, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	December 31,	December 31,
	2018	2017
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$70,841	$7,574
Accounts receivable, net	92,269	84,173
Inventories	99,837	64,450
Prepaid expenses and other current assets	11,558	7,732
Total current assets	274,505	163,929

Property and equipment, net	142,054	94,654
Goodwill	7,824	7,824
Deferred tax asset, net	159,053	-
Other noncurrent assets	1,308	49
Total assets	$584,744	$266,456

Liabilities and Equity
Current liabilities
Accounts payable	$42,047	$35,080
Accrued expenses and other current liabilities	15,650	10,559
Current portion of liability related to tax receivable agreement	9,574	-
Capital lease obligations, current portion	7,353	4,667
Current maturities of long-term debt	-	2,568
Total current liabilities	74,624	52,874

Deferred tax liability, net	1,036	416
Liability related to tax receivable agreement, net of current portion	138,015	-
Capital lease obligations, net of current portion	8,741	7,946
Long-term debt, net	-	241,437
Total liabilities	222,416	302,673

Equity (deficit)	362,328	(36,217)
Total liabilities and equity	$584,744	$266,456

Cactus, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Twelve Months Ended December 31,
	2018	2017
	(in thousands)
Cash flows from operating activities
Net income	$150,281	$66,547
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	30,153	23,271
Debt discount and deferred loan cost amortization	275	1,752
Stock-based compensation	4,704	-
Recovery of bad debts	-	(100)
Inventory obsolescence	1,451	1,259
Loss on disposal of assets	886	534
Deferred income taxes	15,201	220
Loss on debt extinguishment	4,305	-
Changes in operating assets and liabilities:
Accounts receivable	(8,105)	(50,094)
Inventories	(38,227)	(28,279)
Prepaid expenses and other assets	(6,509)	(4,012)
Accounts payable	7,651	19,505
Accrued expenses and other liabilities	5,114	4,104
Net cash provided by operating activities	167,180	34,707

Cash flows from investing activities
Capital expenditures and other	(70,053)	(32,082)
Proceeds from sale of assets	1,899	1,404
Net cash used in investing activities	(68,154)	(30,678)

Cash flows from financing activities
Principal payments on long-term debt	(248,529)	(2,569)
Payment of deferred financing costs	(840)	-
Payments on capital leases	(6,274)	(2,744)
Net proceeds from IPO and Follow-on Offering	828,168	-
Distributions to members	(31,848)	-
Redemption of CW Units	(575,681)	-
Net cash used in financing activities	(35,004)	(5,313)

Effect of exchange rate changes on cash and cash equivalents	(755)	170

Net increase (decrease) in cash and cash equivalents	63,267	(1,114)

Cash and cash equivalents
Beginning of period	7,574	8,688
End of period	$70,841	$7,574

Cactus, Inc. – Supplemental Information

Reconciliation of GAAP to non-GAAP Financial Measures

Net income, as adjusted and diluted earnings per share, as adjusted(1)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2018
	(in thousands, except per share data)
Net income	$38,683	$43,648	$150,281
Adjustments:
Term loan interest, pre-tax (5)	-	-	2,284
Loss on debt extinguishment, pre-tax (6)	-	-	4,305
Stock-based compensation, pre-tax (7)	-	-	(417)
Income tax expense differential (8)	(4,856)	(4,491)	(22,714)
Net income, as adjusted (1)	$33,827	$39,157	$133,739

Diluted earnings per share, as adjusted (1)	$0.45	$0.52	$1.78

Weighted average shares outstanding, as adjusted (9)	75,321	75,298	75,256

(1)

Net income, as adjusted and diluted earnings per share, as adjusted are not measures of net income as determined by GAAP. Net income, as adjusted and diluted earnings per share, as adjusted are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines net income, as adjusted as net income assuming Cactus, Inc. held all units in Cactus LLC, its operating subsidiary, at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. The Company believes this supplemental information is useful for evaluating performance period over period.

(5)	Reflects the removal of the term loan interest expense recorded during first quarter 2018 as the term loan was repaid in full in conjunction with the IPO.
(6)

Reflects the removal of the loss on debt extinguishment recorded in first quarter 2018 in conjunction with the IPO related to the write-off of the unamortized balance of deferred financing costs and original issue discount.

(7)	Represents the additional stock-based compensation expense that would have been recorded during the first quarter assuming the restricted stock unit awards were issued as of January 1, 2018.
(8)

Represents the increase in tax expense as though Cactus, Inc. owned 100% of Cactus LLC at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded based on a corporate effective tax rate of 24.0% on income before income taxes for the twelve months ended December 31, 2018, 22.5% for the three months ended December 31, 2018, and 24.5% for the three months ended September 30, 2018. The effective tax rate for the three months ended December 31, 2018 reflects the adjustment necessary to derive a 24.0% corporate effective tax rate for the full year.

(9)

Reflects 37,654 and 37,647 shares of Class A common stock plus 37,236 and 37,243 additional shares for the three months ended December 31, 2018 and September 30, 2018, respectively, as if the Class B common stock was exchanged and canceled for Class A common stock at the beginning of the period, plus the dilutive effect of 431 and 408 shares for restricted stock unit awards for the three month periods ended December 31, 2018 and September 30, 2018 respectively. Reflects 37,654 shares of Class A common stock plus 37,236 additional shares for the twelve months ended December 31, 2018, as if the Class B common stock was exchanged and canceled for Class A common stock at the beginning of the period, plus the dilutive effect of 366 shares for restricted stock unit awards for the twelve months ended December 31, 2018.

Cactus, Inc. – Supplemental Information

Reconciliation of GAAP to non-GAAP Financial Measures

EBITDA and Adjusted EBITDA(2)

(unaudited)

	Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
	(in thousands)
Net income	$38,683	$43,648	$22,814
Interest expense, net	225	270	5,316
Income tax expense	4,956	8,215	607
Depreciation and amortization	8,324	7,841	6,295
EBITDA (2)	52,188	59,974	35,032
Stock-based compensation	1,320	1,287	-
Adjusted EBITDA (2)	$53,508	$61,261	$35,032

	Twelve Months Ended
	December 31, 2018	December 31, 2017
	(in thousands)
Net income	$150,281	$66,547
Interest expense, net	3,595	20,767
Income tax expense	19,520	1,549
Depreciation and amortization	30,153	23,271
EBITDA (2)	203,549	112,134
Loss on debt extinguishment	4,305	-
Stock-based compensation	4,704	-
Adjusted EBITDA (2)	$212,558	$112,134

(2)

EBITDA and Adjusted EBITDA are not measures of net income as determined by GAAP. EBITDA and Adjusted EBITDA are supplemental non‑GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest expense, income tax expense and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding (gain) loss on debt extinguishment and stock-based compensation.

Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus presents EBITDA and Adjusted EBITDA because it believes they provide useful information regarding the factors and trends affecting the Company’s business.

Cactus, Inc. – Supplemental Information

Depreciation and Amortization by Category

(unaudited)

	Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
	(in thousands)
Cost of product revenue	$901	$792	$812
Cost of rental revenue	4,939	4,671	3,909
Cost of field service and other revenue	2,358	2,269	1,479
Selling, general and administrative expenses	126	109	95
Total depreciation and amortization	$8,324	$7,841	$6,295

	Twelve Months Ended
	December 31, 2018	December 31, 2017
	(in thousands)
Cost of product revenue	$3,262	$3,169
Cost of rental revenue	17,997	14,912
Cost of field service and other revenue	8,456	4,786
Selling, general and administrative expenses	438	404
Total depreciation and amortization	$30,153	$23,271

Cactus, Inc. – Supplemental Information

Estimated Market Share(4)

(unaudited)

	Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017

Cactus U.S. onshore rigs followed	291	282	234
Baker Hughes U.S. onshore rig count quarterly average	1,048	1,029	900
Market share (4)	27.8%	27.4%	26.0%

(4)

Market share represents the average number of active U.S. onshore rigs Cactus followed (which Cactus defines as the number of active U.S. onshore drilling rigs to which it was the primary provider of wellhead products and corresponding services during drilling) as of mid-month for each of the three months in the applicable quarter divided by the Baker Hughes U.S. onshore rig count quarterly average. Cactus believes that comparing the total number of active U.S. onshore rigs to which it was providing its products and services at a given time to the number of active U.S. onshore rigs during the same period provides Cactus with a reasonable approximation of its market share with respect to wellhead products sold and the corresponding services it provides.